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                                                                      Exhibit 5



                     BUSH ROSS GARDNER WARREN & RUDY, P.A.
                                ATTORNEYS AT LAW
MAHLON H. BARLOW, III        220 SOUTH FRANKLIN STREET      KARI SWANSON LENNON
WILLIAM B. BOWLES JR.          TAMPA, FLORIDA 33602             S. TODD MERRILL
JOHN R. BUSH                                                    STEVEN H. MEZER
EDWARD B. CARLSTEDT               (813) 224-9255                 JEREMY P. ROSS
MINDY L. CARREJA                     ---------                 JOHN F. RUDY, II
SAMUEL B. DOLCIMASCOLO                                         EDWARD O. SAVITZ
PATRICIA LABARTA DOUGLAS     TELECOPIER (813) 223-9620        MARIAN HYATT SBAR
STEPHEN B. FRENCH                                          ALICIA J. SCHUMACHER
RICHARD K. FUEYO                                                 NEAL A. SIVYER
J. STEPHEN GARDNER                                            H. BRADLEY STAGGS
JOHN N. GIORDANO                                                RANDY K. STERNS
JEFFREY P. GREENBERG                                            CYNTHIA L. TATE
RICHARD B. HADLOW                                              GERALD C. THOMAS
R.J. HAUGHEY, II                                              JEFFREY W. WARREN
PAUL L. HUEY                                                     PAUL D. WATSON
DAVID M. JEFFRIES                                             DAVID B. WILLIAMS
BRENT A. JONES



                                August 21, 2000


Split Second Trading, Inc.
100 S. Ashley Drive, Suite 2050
Tampa, FL 33602

Dear Sirs:

         We have acted as counsel to Split Second Trading, Inc., a Florida corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (Registration No. 333-35610), (the "Registration Statement"), under the Securities Act of 1933, (the "Act"). The Registration Statement relates to the proposed sale by the Company and a Company Shareholder, in a public offering (the "Offering"), of 1,000,000 shares (the "Shares") of the Company Common Stock, par value $.001 per share ("Common Stock")

         In connection with this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-Laws filed as Exhibits 3.1 and 3.3, respectively, to the Registration Statement. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to the various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and of certain public officials. We have further assumed that all documents examined by us in the form of drafts, when executed by the requisite signatories thereto, will conform in substance and form in all material respects to the drafts that we have examined.

         Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.



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Split Second Trading, Inc.
August 21, 2000
Page 2


         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person who consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                          BUSH ROSS GARDNER WARREN & RUDY, P.A.



                                          By: /s/ David M. Jeffries
                                             ----------------------------------
                                                  David M. Jeffries